Exhibit 99.2

UNITED SURGICAL PARTNERS INTERNATIONAL, INC. AND SUBSIDIARIES AND EUROPEAN

SURGICAL PARTNERS LIMITED AND SUBSIDIARIES

Combined Balance Sheets

	March 31, 2015	December 31, 2014
	(Unaudited)
	(In thousands — except share data)
ASSETS
Cash and cash equivalents	$49,688	$37,169
Available for sale securities	10,746	10,831
Accounts receivable, net of allowance for doubtful accounts of $12,450 and $12,555, respectively	77,608	77,433
Other receivables	31,314	23,568
Inventories of supplies	15,080	14,129
Deferred tax asset, net	30,172	29,518
Prepaids and other current assets	27,004	24,453

Total current assets	241,612	217,101
Property and equipment, net	335,295	345,596
Investments in unconsolidated affiliates	595,899	605,100
Goodwill	1,310,736	1,301,940
Intangible assets, net	367,224	371,096
Other assets	29,854	30,653

Total assets	$2,880,620	$2,871,486

LIABILITIES AND EQUITY
Accounts payable	$44,349	$47,928
Accrued salaries and benefits	23,937	33,648
Due to affiliates	167,049	159,608
Accrued interest	20,208	11,802
Current portion of long-term debt	20,742	27,086
Other current liabilities	64,824	69,931

Total current liabilities	341,109	350,003
Long-term debt, less current portion	1,788,491	1,594,930
Other long-term liabilities	38,909	44,359
Deferred tax liability, net	208,182	205,985

Total liabilities	2,376,691	2,195,277
Noncontrolling interests — redeemable (Note 3)	195,637	195,059
Commitments and contingencies (Note 10)
Equity:
United Surgical Partners International, Inc. (USPI) and European Surgical Partners Limited (ESP) stockholder’s equity:
Common stock (Note 1)	61,961	61,961
Additional paid-in capital	220,059	222,996
Receivable from the sale of common stock	(7,100)	(7,431)
Accumulated other comprehensive loss	(12,089)	(6,848)
Retained earnings (deficit)	(15,558)	156,228

Total USPI and ESP stockholder’s equity	247,273	426,906
Noncontrolling interests — non-redeemable (Note 3)	61,019	54,244

Total equity	308,292	481,150

Total liabilities and equity	$2,880,620	$2,871,486

See accompanying notes to combined financial statements.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC. AND SUBSIDIARIES AND EUROPEAN

SURGICAL PARTNERS LIMITED AND SUBSIDIARIES

Combined Statements of Income

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
	(Unaudited — in thousands)
Revenues:
Net patient service revenues	$179,019	$167,707
Management and contract service revenues	24,683	21,765
Other revenues	2,957	2,557

Total revenues	206,659	192,029
Equity in earnings of unconsolidated affiliates	21,364	17,882
Operating expenses:
Salaries, benefits, and other employee costs	61,169	56,477
Medical services and supplies	34,185	32,540
Other operating expenses	42,987	40,151
General and administrative expenses	18,814	14,810
Provision for doubtful accounts	2,260	2,004
Net loss on deconsolidations, disposals and impairments	282	1,014
Depreciation and amortization	9,503	10,386

Total operating expenses	169,200	157,382

Operating income	58,823	52,529
Interest income	369	460
Interest expense	(27,864)	(26,294)
Loss on early retirement of debt	(2,613)	—
Other, net	(3)	—

Total other expense, net	(30,111)	(25,834)

Income from continuing operations before income taxes	28,712	26,695
Income tax expense	(4,996)	(4,305)

Income from continuing operations	23,716	22,390
Discontinued operations, net of tax:
Loss on disposal of discontinued operations	—	(332)

Net income	23,716	22,058
Less: Net income attributable to noncontrolling interests	(18,520)	(15,712)

Net income attributable to USPI and ESP’s common stockholders	$5,196	$6,346

Amounts attributable to USPI and ESP’s common stockholders:
Income from continuing operations, net of tax	$5,196	$6,678
Loss on disposal of discontinued operations, net of tax	—	(332)

Net income attributable to USPI and ESP’s common stockholders	$5,196	$6,346

See accompanying notes to combined financial statements.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC. AND SUBSIDIARIES AND EUROPEAN

SURGICAL PARTNERS LIMITED AND SUBSIDIARIES

Combined Statements of Comprehensive Income (Loss)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
	(Unaudited — in thousands)
Net income	$23,716	$22,058
Other comprehensive income:
Foreign currency translation adjustments	(5,287)	683
Unrealized gain on available for sale securities, net of tax	46	3

Total other comprehensive (loss) income	(5,241)	686

Comprehensive income	18,475	22,744
Comprehensive income attributable to noncontrolling interests	(18,520)	(15,712)

Comprehensive (loss) income attributable to USPI and ESP’s common stockholders	$(45)	$7,032

See accompanying notes to combined financial statements.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC. AND SUBSIDIARIES AND EUROPEAN SURGICAL PARTNERS LIMITED AND SUBSIDIARIES

Combined Statement of Changes in Equity

For the Three Months Ended March 31, 2015

	USPI’s Common Stockholder			ESP’s Common Stockholders
	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Loss	Note Receivable from Stockholders	Noncontrolling Interests — Nonredeemable	Combined Total
Balance, December 31, 2014	$220,135	$(4)	$111,713	$61,961	$2,861	$44,515	$(6,844)	$(7,431)	$54,244	$481,150
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(3,229)	(3,229)
Purchases of noncontrolling interests	(397)	—	—	—	—	—	—	—	(31)	(428)
Sales of noncontrolling interests	(2,974)	—	—	—	—	—	—	—	328	(2,646)
Acquisition of new businesses	—	—	—	—	—	—	—	—	7,037	7,037
Contribution related to equity award grants by USPI Group Holdings, Inc. and other	434	—	—	—	—	—	—	331	—	765
Dividend to ESP stockholders (Note 4)	—	—	—	—	—	(176,982)	—	—	—	(176,982)
Net income (loss)	—	—	8,523	—	—	(3,327)	—	—	2,670	7,866
Other comprehensive income (loss)	—	46	—	—	—	—	(5,287)	—	—	(5,241)

Balance, March 31, 2015	$217,198	$42	$120,236	$61,961	$2,861	$(135,794)	$(12,131)	$(7,100)	$61,019	$308,292

See accompanying notes to combined financial statements.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC. AND SUBSIDIARIES AND EUROPEAN SURGICAL PARTNERS LIMITED AND SUBSIDIARIES

Combined Statement of Changes in Equity

For the Three Months Ended March 31, 2014

	USPI’s Common Stockholder (Note 1)			ESP’s Common Stockholders (Note 1)
	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Retained Earnings	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Note Receivable from Shareholders	Noncontrolling Interests — Nonredeemable	Combined Total
Balance, December 31, 2013	$228,794	$10	$50,818	$61,961	$2,861	$41,602	$2,122	$(7,908)	$51,846	$432,106
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(3,134)	(3,134)
Purchases of noncontrolling interests	1,769	—	—	—	—	—	—	—	(20)	1,749
Sales of noncontrolling interests	(8,755)	—	—	—	—	—	—	—	481	(8,274)
Contribution related to equity award grants by USPI Group Holdings, Inc. and other	508	—	—	—	—	—	—	(48)	—	460
Net income	—	—	5,230	—	—	1,116	—	—	2,256	8,602
Other comprehensive income	—	3	—	—	—	—	683	—	—	686

Balance, March 31, 2014	$222,316	$13	$56,048	$61,961	$2,861	$42,718	$2,805	$(7,956)	$51,429	$432,195

See accompanying notes to combined financial statements

UNITED SURGICAL PARTNERS INTERNATIONAL, INC. AND SUBSIDIARIES AND EUROPEAN

SURGICAL PARTNERS LIMITED AND SUBSIDIARIES

Combined Statements of Cash Flows

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
	(Unaudited — in thousands)
Cash flows from operating activities:
Net income	$23,716	$22,058
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	—	332
Loss on early retirement of debt	2,613	—
Provision for doubtful accounts	2,260	2,004
Depreciation and amortization	9,503	10,386
Amortization of debt issue costs	1,371	1,428
Deferred income taxes	1,553	918
Net loss on deconsolidations, disposals and impairments	282	1,014
Equity in earnings of unconsolidated affiliates, net of distributions received	10,128	25,569
Equity-based compensation	677	518
Increases (decreases) in cash from changes in operating assets and liabilities, net of effects from purchases of new businesses:
Accounts receivable	(1,253)	1,616
Other receivables	(3,058)	(2,455)
Inventories of supplies, prepaids and other current assets	(4,455)	(4,478)
Accounts payable and other current liabilities	(10,190)	7,443
Long-term liabilities	(10,737)	(1,681)

Net cash provided by operating activities	22,410	64,672

Cash flows from investing activities:
Purchases of new businesses and equity interests, net of cash received	(5,084)	(37,064)
Proceeds from sales of businesses and equity interests	—	430
Purchases of property and equipment	(2,038)	(5,616)
Sales and purchases of marketable securities, net	151	461
Returns of capital from unconsolidated affiliates	—	22,000
Decrease in deposits and notes receivable	834	4

Net cash used in investing activities	(6,137)	(19,785)

Cash flows from financing activities:
Proceeds from long-term debt	338,770	2,532
Payments on long-term debt	(149,552)	(7,062)
Increase (decrease) in cash held on behalf of unconsolidated affiliates and other	7,219	(41,210)
Purchases and sales of noncontrolling interests, net	(802)	(944)
Payment of dividend to ESP stockholders	(176,982)	—
Distributions to noncontrolling interests	(22,341)	(18,955)

Net cash used in financing activities	(3,688)	(65,639)

Effect of exchange rate on cash	(66)	(2)
Net increase (decrease) in cash and cash equivalents	12,519	(20,754)
Cash and cash equivalents at beginning of period	37,169	78,741

Cash and cash equivalents at end of period	$49,688	$57,987

Supplemental information:
Interest paid	$16,213	$15,135
Income taxes paid	11,322	3,747
Non-cash transactions:
Assets acquired under capital lease obligations	$4,439	$1,244

See accompanying notes to combined financial statements

UNITED SURGICAL PARTNERS INTERNATIONAL, INC. AND SUBSIDIARIES AND EUROPEAN

SURGICAL PARTNERS LIMITED AND SUBSIDIARIES

Notes to Combined Financial Statements (Unaudited)

(1) Basis of Presentation

(a) Description of Business

United Surgical Partners International, Inc., a Delaware corporation, and subsidiaries (USPI) was formed in February 1998 for the primary purpose of ownership and management of ambulatory surgery centers, surgical hospitals and related businesses. At March 31, 2015, USPI, headquartered in Dallas, Texas, operated 218 short-stay surgical facilities in the United States. Of these 218 facilities, USPI consolidates the results of 63 and accounts for 155 under the equity method. The majority of USPI facilities are jointly owned with local physicians and a health system partner that has other healthcare businesses in the region. At March 31, 2015, USPI had agreements with health system partners providing for joint ownership of 154 of USPI’s 218 facilities and also providing a framework for the planning and construction of additional facilities in the future. All but two of USPI’s facilities include physician owners.

European Surgical Partners Limited (ESP) and subsidiaries, headquartered in London, England, was formed after the spin-off from USPI. At March 31, 2015, ESP manages and owns nine facilities in England and Scotland. USPI had previously owned the businesses which became ESP, but spun them off to its controlling shareholder, Welsh, Carson, Anderson & Stowe (Welsh Carson) in April 2012.

USPI and ESP (together, the Company) are subject to changes in government legislation that could impact Medicare, Medicaid and foreign government reimbursement levels and is also subject to increased levels of managed care penetration and changes in payor patterns that may impact the level and timing of payments for services rendered.

The consolidated financial results of the Company have been combined in these financial statements (combined financial statements) and are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Both USPI and ESP are controlled by the private equity firm of Welsh Carson. The combined financial statements are not necessarily indicative of the results of operations that would have occurred if USPI and ESP had been consolidated on the dates indicated, nor is it indicative of the future operating results of USPI or ESP.

The Company maintains its books and records on the accrual basis of accounting, and the accompanying combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The accompanying combined financial statements and notes should be read in conjunction with the Company’s December 31, 2014 combined financial statements. It is management’s opinion that the accompanying combined financial statements reflect all adjustments necessary for a fair presentation of the results for the periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

The preparation of financial statements in conformity with GAAP requires management to make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Each company, USPI and ESP, operates in one business segment, the ownership and operation of surgical facilities in the United States and the United Kingdom, respectively.

USPI’s common stock has a $0.01 par value per share and it has 100 shares authorized, issued and outstanding. The common stock of ESP has a par value of £1.00 per share and has 39,609,571 shares authorized, issued and outstanding.

(2) Investments in Unconsolidated Affiliates and Business Combination

The Company acquires interests in existing surgery centers from third parties and invests in new facilities that it develops in partnership with health system partners and local physicians. Some of these transactions result in the Company controlling the acquired entity and meet the GAAP definition of a business combination. The financial results of the acquired entities are included in the Company’s combined financial statements beginning on the acquisition’s effective closing date. In March 2015, the Company paid £3.5 million (approximately $5.4 million) to acquire a 50% controlling ownership interest in Nova Healthcare (Nova). Nova, which is located in Leeds, England, is a provider of care and treatment for patients that have been diagnosed with cancer, blood disorders and neurological diseases. The adjustments to arrive at pro forma operating results for this acquisition are not material.

The Company controls 63 of its U.S. entities and therefore consolidates their results. However, the Company accounts for a majority (155 of its 218 U.S. facilities at March 31, 2015) as investments in unconsolidated affiliates, i.e., under the equity method, as the Company’s level of influence is significant but does not reach the threshold of controlling the entity. The majority of these investments are partnerships or limited liability companies, which require the associated tax benefit or expense to be recorded by the partners or members. Summarized financial information for the Company’s equity method investees on a combined basis is as follows (amounts are in thousands, except number of facilities, and reflect 100% of the investees’ results on an aggregated basis and are unaudited):

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Unconsolidated U.S. facilities operated at period-end	155	150
Income statement information:
Revenues	$486,359	$418,088
Operating expenses:
Salaries, benefits, and other employee costs	120,177	106,396
Medical services and supplies	123,310	103,952
Other operating expenses	119,961	103,254
Gain on asset disposals, net	(293)	(1,746)
Depreciation and amortization	19,475	18,373

Total operating expenses	382,630	330,229

Operating income	103,729	87,859
Interest expense, net	(6,972)	(7,315)
Other, net	(49)	311

Income before income taxes	$96,708	$80,855

Balance sheet information:
Current assets	$394,558	$329,346
Noncurrent assets	547,776	553,531
Current liabilities	210,029	204,152
Noncurrent liabilities	347,574	358,628

The Company regularly engages in the purchase and sale of equity interests with respect to its investments in unconsolidated affiliates that do not result in a change of control. These transactions are primarily the acquisitions and sales of equity interests in unconsolidated surgical facilities and the investment of additional cash in unconsolidated affiliates that need capital for acquisitions, new construction or other business growth opportunities. During the three months ended March 31, 2015, these transactions resulted in a net cash outflow of approximately $1.2 million.

(3) Noncontrolling Interests

The Company controls and therefore consolidates the results of 63 of its 218 U.S. facilities. Similar to its investments in unconsolidated affiliates, the Company regularly engages in the purchase and sale of equity interests with respect to its consolidated subsidiaries that do not result in a change of control. These transactions are accounted for as equity transactions, as they are undertaken among the Company, its consolidated subsidiaries, and noncontrolling interests, and their cash flow effect is classified within financing activities.

During the three months ended March 31, 2015, the Company purchased and sold equity interests in various consolidated subsidiaries in the amounts of $1.4 million and $0.6 million, respectively. The basis difference between the Company’s carrying amount and the proceeds received or paid in each transaction is recorded as an adjustment to additional paid-in capital. The impact of these transactions is summarized as follows (in thousands):

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Net income attributable to USPI and ESP’s common stockholders	$5,196	$6,346
Transfers to the noncontrolling interests:
Decrease in USPI’s additional paid-in capital for sales of subsidiaries’ equity interests	(2,974)	(8,755)
(Decrease) increase in USPI’s additional paid-in capital for purchases of subsidiaries’ equity interests	(397)	1,769

Net transfers to noncontrolling interests	(3,371)	(6,986)

Change in equity from net income attributable to USPI and ESP and transfers to noncontrolling interests	$1,825	$(640)

Upon the occurrence of certain fundamental regulatory changes, the Company could be obligated, under the terms of its investees’ partnership and operating agreements, to purchase some or all of the noncontrolling interests related to the Company’s consolidated subsidiaries. These repurchase requirements are limited to the portions of its facilities that are owned by physicians who perform surgery at the Company’s facilities and would be triggered by regulatory changes making the existing ownership structure illegal. While the Company is not aware of events that would make the occurrence of such a change probable, regulatory changes are outside the control of the Company. Accordingly, the noncontrolling interests subject to these repurchase provisions, and the income attributable to those interests, have been classified outside of equity and are carried as “noncontrolling interests — redeemable” on the Company’s combined balance sheets. The activity for the three months ended March 31, 2015 and 2014 is summarized below (in thousands):

Noncontrolling Interests — Redeemable- 2015
Balance, December 31, 2014	$195,059
Net income attributable to noncontrolling interests	15,850
Distributions to noncontrolling interests	(18,956)
Purchases of noncontrolling interests	(931)
Sales of noncontrolling interests	798
Acquisition of new business	3,817

Balance, March 31, 2015	$195,637

Noncontrolling Interests — Redeemable- 2014
Balance, December 31, 2013	$166,578
Net income attributable to noncontrolling interests	13,457
Distributions to noncontrolling interests	(15,821)
Purchases of noncontrolling interests	(3,776)
Sales of noncontrolling interests	9,791
Acquisition of new business	1,542

Balance, March 31, 2014	$171,771

(4) U.K. Real Estate Transaction and Dividend

In March 2015, two subsidiaries of ESP were sold that owned four real-estate properties to a third party for net proceeds of approximately £225.5 million ($336.0 million) in cash. The proceeds were used to pay off all outstanding ESP bank debt of approximately £86.5 million ($128.9 million) and a dividend of approximately £118.8 million ($177.0 million) was paid to ESP’s stockholders. The remainder of the proceeds is for fees related to the transaction and general corporate purposes. The properties were leased back under agreements with the third party. The leases began on March 4, 2015, and have a 25 year term and expire in March 2040. The leases contain one 25 year renewal option. The lease payments increase annually by the change in the U.K. Retail Price Index, subject to a floor of 1.5% in year two, 2.25% in year three and 2.5% thereafter. The leases also require the Company to pay all executory costs (such as maintenance and insurance).

Due to the Company’s continuing involvement with the properties, as defined under GAAP, the transaction has been accounted for as a financing. As a result, the properties continue to be reported as assets of the Company and depreciated over their remaining useful lives until the termination of the lease. No gain or loss was recognized. The Company recorded a long-term lease obligation equal to the proceeds received. A portion of the monthly payment will be applied to the long-term lease obligation with the balance of the payment charged to interest expense using the effective interest method. At March 31, 2015, the total lease obligation was approximately £225.5 million ($336.0 million) and $0.3 million and is included within “Current portion of long-term debt” and $335.7 million is included within “Long-term debt” in the accompanying combined balance sheet.

As of March 31, 2015, the aggregate maturities of this financing obligation for each of the five years subsequent to March 31, 2015 were as follows and uses the March 31, 2015 period end exchange rate (in thousands):

Payments
2015	$316
2016	667
2017	1,212
2018	1,862
2019	2,567
Thereafter	329,371

Total	$335,995

(5) Other Investments

The combined financial statements include the financial statements of USPI, ESP and subsidiaries the Company effectively controls, usually indicated by majority ownership. The Company also determines if it is the primary beneficiary of (and therefore should consolidate) any entity whose operations it does not control with voting rights.

The Company has ownership in an entity that operates and manages ten surgical facilities in the Houston, Texas area. Despite not holding a controlling voting interest, the Company is the primary beneficiary because the Company is able to make the decisions that are most significant to the operations of the entity and has provided all of the funding for the entity, which the entity has used to acquire surgical facilities. The Company is entitled to a majority of the entity’s earnings until the Company has received a specified return on the investment. The Company has no exposure for the entity’s losses beyond this investment. Accordingly, the Company did not provide any financial or other support to the entity that it was not previously contractually required to provide during three months ended March 31, 2015 or 2014. At March 31, 2015 and 2014, the total assets of this entity were $127.2 million and $120.7 million, and the total liabilities owed to third parties were $24.8 million and $22.7 million, respectively. Such amounts are included in the Company’s combined balance sheets.

(6) Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in an orderly transaction between market participants to sell the asset or transfer the liability. The Company uses fair value measurements based on quoted prices in active markets for identical assets or liabilities (Level 1), significant other observable inputs (Level 2) or unobservable inputs for assets or liabilities (Level 3), depending on the nature of the item being valued. The estimated fair values may not be representative of actual values that will be realized or settled in the future.

The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value because of the short maturity of these instruments.

The fair value of the Company’s long-term debt is determined by either (i) estimation of the discounted future cash flows of the debt at rates currently quoted or offered to the Company for similar debt instruments of comparable maturities by its lenders, or (ii) quoted market prices at the reporting date for the traded debt securities. At March 31, 2015, both the aggregate carrying amount and estimated fair value of long-term debt was approximately $1.9 billion. At March 31, 2014, the aggregate carrying amount and estimated fair value of long-term debt was approximately $1.6 billion and $1.7 billion, respectively. The fair value of debt is classified within Level 2 of the valuation hierarchy.

At March 31, 2015 and 2014, the Company had approximately $10.7 million and $10.3 million, respectively, of marketable securities, which are held by the Company’s wholly-owned insurance subsidiary. These investments are used in connection with its retained professional and general liability risks and are not available for general corporate purposes. The marketable securities consist of U.S. Treasury and corporate debt, are classified as available-for-sale and are recorded at fair value on the combined balance sheet. The fair value of these securities are classified within Level 2 of the valuation hierarchy, and are based on closing market prices of the investments when applicable, or alternatively, valuations utilizing market data and other observable inputs. Realized gains and losses on the sale of these securities are reclassified out of other comprehensive income and into “Other, net” on the accompanying combined statements of income.

(7) Equity-Based Compensation

The Company accounts for equity-based compensation, such as stock options and other stock-based awards to employees and directors, at fair value. The fair value of the compensation is measured at the date of grant and recognized as expense over the recipient’s requisite service period.

The Company’s equity-based compensation consists primarily of stock options and restricted stock granted by the USPI’s parent, USPI Group Holdings, Inc., to certain employees and members of the board of directors. The fair value of stock options was estimated at the date of grant using the Black-Scholes formula based on assumptions derived from historical experience. Total equity-based compensation included in the combined statements of income, classified by income statement line item, is as follows (in thousands):

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Salaries, benefits and other employee costs	$189	$149
General and administrative expenses	488	369

Expense before income tax benefit	677	518
Income tax benefit	(228)	(171)

Total equity-based compensation expense, net of tax	$449	$347

Total equity-based compensation, included in the combined statements of income, classified by type of award, is as follows (in thousands):

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Share awards	$187	$151
Stock options	490	367

Expense before income tax benefit	677	518
Income tax benefit	(228)	(171)

Total equity-based compensation expense, net of tax	$449	$347

(8) Segment Disclosures

The Company’s business is the operation of surgical facilities and related businesses in the United States (USPI) and the United Kingdom (ESP). Company’s chief operating decision maker, as that term is defined in GAAP, regularly reviews financial information about its surgical facilities for assessing performance and allocating resources. Accordingly, the Company’s reportable segments consist of (1) U.S. based facilities and (2) United Kingdom based facilities.

	United States	United Kingdom	Total
Three Months Ended March 31, 2015
Net patient service revenues	$130,418	$48,601	$179,019
Other revenues	27,640	—	27,640

Total revenues	$158,058	$48,601	$206,659

Depreciation and amortization	$6,243	$3,260	$9,503
Operating income	55,813	3,010	58,823
Net interest expense	(23,100)	(4,395)	(27,495)
Loss on early retirement of debt	—	(2,613)	(2,613)
Income tax (expense) benefit	(5,826)	830	(4,996)
Total assets	2,579,367	301,253	2,880,620
Capital expenditures	3,663	2,814	6,477

	United States	United Kingdom	Total
Three Months Ended March 31, 2014
Net patient service revenues	$120,979	$46,728	$167,707
Other revenues	24,322	—	24,322

Total revenues	$145,301	$46,728	$192,029

Depreciation and amortization	$6,485	$3,901	$10,386
Operating income	47,574	4,955	52,529
Net interest expense	(23,099)	(2,735)	(25,834)
Income tax expense	(3,501)	(804)	(4,305)
Total assets	2,449,460	298,079	2,747,539
Capital expenditures	2,925	3,936	6,861

(9) Related Party Transactions

Included in general and administrative expenses are management fees payable to an affiliate of Welsh Carson, which holds a controlling interest in USPI, in the amount of $0.5 million for the three months ended March 31, 2015 and 2014. Such amounts accrue at an annual rate of $2.0 million. USPI pays $1.0 million in cash per year with the unpaid balance due and payable upon a change in control. At March 31, 2015, USPI had approximately $8.0 million accrued related to this management fee, which is included in other long-term liabilities in the accompanying combined balance sheet.

In June 2012, ESP entered into a $5.0 million U.S. Dollar denominated loan with Welsh Carson for a ten-year term at 10.0%. Interest is paid in cash on a bi-annual basis. No principal payments are required until the earlier of a change in control or June 2022, the loan’s maturity date.

As described in Note 13, Welsh Carson sold a controlling interest in USPI and 100% of ESP to Tenet Healthcare Corporation (Tenet) on June 16, 2015, at which time USPI and ESP repaid all amounts owed to Welsh Carson.

(10) Commitments and Contingencies

As of March 31, 2015, the Company had issued guarantees of the indebtedness and other obligations of its investees to third parties, which could potentially require the Company to make maximum aggregate payments totaling approximately $37.2 million. Of the total, $9.3 million relates to the obligations of consolidated subsidiaries, whose obligations are included in the Company’s combined balance sheet and related disclosures, and $25.2 million of the remaining $27.9 million relates to the obligations of unconsolidated affiliated companies, whose obligations are not included in the Company’s combined balance sheet and related disclosures. The remaining $2.7 million represents a guarantee of the obligations of two facilities which have been sold. The Company has full recourse to the buyers with respect to these amounts.

The Company has recorded long-term liabilities totaling approximately $0.5 million related to the guarantees the Company has issued to unconsolidated affiliates on or after January 1, 2003, and has not recorded any liabilities related to guarantees issued prior to that date. Generally, these arrangements (a) consist of guarantees of real estate and equipment financing, (b) are secured by the related property and equipment, (c) require payments by the Company, when the collateral is insufficient, in the event of a default by the investee primarily obligated under the financing, (d) expire as the underlying debt matures at various dates through 2022, and (e) provide no recourse for the Company to recover any amounts from third parties. The Company also has $1.6 million of letters of credit outstanding.

(11) Condensed Combined Consolidating Financial Statements

The following information is presented as required by regulations of the U.S. Securities and Exchange Commission (SEC). None of this information is routinely prepared for use by management. The operating and investing activities of the separate legal entities included in the combined financial statements are fully interdependent and integrated. Accordingly, the operating results of the separate legal entities are not representative of what the operating results would be on a stand-alone basis. Revenues and operating expenses of the separate legal entities include intercompany charges for management and other services.

The Notes were issued in a private offering on April 3, 2012 and were subsequently registered as publicly traded securities through a Form S-4 declared effective by the SEC on September 5, 2012. The exchange offer was completed in October 2012. The Notes were repaid at the closing of Tenet’s acquisition of the Company on June 16, 2015. The Notes were unsecured obligations of the Company; however, the Notes were guaranteed by most of its direct and indirect 100%-owned domestic subsidiaries. USPI, which issued the Notes, does not have independent assets or operations. USPI’s investees in which USPI owns less than 100% were not guarantors of the obligation. ESP was neither a guarantor nor a party to these Notes. The financial positions and results of operations (below, in thousands) of the respective guarantors are based upon the guarantor relationship at the end of the period presented. Consolidation adjustments include purchase accounting entries for investments in which the Company’s ownership percentage in non-participating investees is not high enough to permit the application of pushdown accounting.

Condensed Combined Consolidating Balance Sheets:

As of March 31, 2015	Guarantors	Non-Participating Investees	Consolidation Adjustments	ESP	Combined Total
ASSETS
Current assets:
Cash and cash equivalents	$29,703	$8,473	$—	$11,512	$49,688
Available for sale securities	10,746	—	—	—	10,746
Accounts receivable, net	—	53,493	—	24,115	77,608
Other receivables	119,467	29,276	(117,429)	—	31,314
Inventories of supplies	—	9,956	—	5,124	15,080
Prepaids and other current assets	49,361	2,323	(3,443)	8,935	57,176

Total current assets	209,277	103,521	(120,872)	49,686	241,612
Property and equipment, net	36,655	91,105	260	207,275	335,295
Investments in affiliates	1,026,761	49,683	(480,545)	—	595,899
Goodwill and intangible assets, net	965,528	263,411	404,729	44,292	1,677,960
Other assets	31,896	1,055	(3,097)	—	29,854

Total assets	$2,270,117	$508,775	$(199,525)	$301,253	$2,880,620

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$4,091	$17,600	$—	$22,658	$44,349
Accrued expenses and other	285,744	104,845	(121,025)	6,454	276,018
Current portion of long-term debt	10,257	8,876	(155)	1,764	20,742

Total current liabilities	300,092	131,321	(121,180)	30,876	341,109
Long-term debt, less current portion	1,391,350	50,596	(3,115)	349,660	1,788,491
Other long-term liabilities	241,199	5,541	(181)	532	247,091
Parent’s equity (deficit)	337,476	253,929	(253,929)	(90,203)	247,273
Noncontrolling interests	—	67,388	178,880	10,388	256,656

Total liabilities and equity	$2,270,117	$508,775	$(199,525)	$301,253	$2,880,620

As of December 31, 2014	Guarantors	Non-Participating Investees	Consolidation Adjustments	ESP	Combined Total
ASSETS
Current assets:
Cash and cash equivalents	$27,404	$9,150	$—	$615	$37,169
Available for sale securities	10,831	—	—	—	10,831
Accounts receivable, net	—	57,616	—	19,817	77,433
Other receivables	118,384	35,521	(130,337)	—	23,568
Inventories of supplies	—	8,681	—	5,448	14,129
Prepaids and other current assets	44,014	1,714	—	8,243	53,971

Total current assets	200,633	112,682	(130,337)	34,123	217,101
Property and equipment, net	37,622	90,959	306	216,709	345,596
Investments in affiliates	1,032,638	55,224	(482,762)	—	605,100
Goodwill and intangible assets, net	966,466	262,467	404,718	39,385	1,673,036
Other assets	34,116	1,636	(5,099)	—	30,653

Total assets	$2,271,475	$522,968	$(213,174)	$290,217	$2,871,486

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$5,680	$17,592	$—	$24,656	$47,928
Accrued expenses and other	276,814	119,101	(130,332)	9,406	274,989
Current portion of long-term debt	10,232	8,749	(313)	8,418	27,086

Total current liabilities	292,726	145,442	(130,645)	42,480	350,003
Long-term debt, less current portion	1,408,843	50,889	(2,529)	137,727	1,594,930
Other long-term liabilities	238,062	5,439	(2,795)	9,638	250,344
Parent’s equity	331,844	250,444	(250,444)	95,062	426,906
Noncontrolling interests	—	70,754	173,239	5,310	249,303

Total liabilities and equity	$2,271,475	$522,968	$(213,174)	$290,217	$2,871,486

Condensed Combined Consolidating Statements of Income (Loss):

For the Three Months Ended March 31, 2015	Guarantors	Non-Participating Investees	Consolidation Adjustments	ESP	Combined Total
Revenues	$31,619	$132,998	$(6,559)	$48,601	$206,659
Equity in earnings of unconsolidated affiliates	34,230	1,750	(14,616)	—	21,364
Operating expenses, excluding depreciation and amortization	27,913	95,984	(6,531)	42,331	159,697
Depreciation and amortization	1,769	4,428	46	3,260	9,503

Operating income	36,167	34,336	(14,690)	3,010	58,823
Interest expense, net	(22,233)	(867)	—	(4,395)	(27,495)
Other expense, net	—	(3)	—	(2,613)	(2,616)

Income (loss) before income taxes	13,934	33,466	(14,690)	(3,998)	28,712
Income tax (expense) benefit	(5,411)	(415)	—	830	(4,996)

Net income (loss)	8,523	33,051	(14,690)	(3,168)	23,716
Less: Net income attributable to noncontrolling interests	—	(6,397)	(11,964)	(159)	(18,520)

Net income (loss) attributable to USPI and ESP’s stockholders	$8,523	$26,654	$(26,654)	$(3,327)	$5,196

For the Three Months Ended March 31, 2014	Guarantors	Non-Participating Investees	Consolidation Adjustments	ESP	Combined Total
Revenues	$28,715	$123,232	$(6,646)	$46,728	$192,029
Equity in earnings of unconsolidated affiliates	28,694	1,412	(12,224)	—	17,882
Operating expenses, excluding depreciation and amortization	24,841	90,894	(6,611)	37,872	146,996
Depreciation and amortization	1,929	4,524	32	3,901	10,386

Operating income	30,639	29,226	(12,291)	4,955	52,529
Interest expense, net	(22,287)	(812)	—	(2,735)	(25,834)

Income from continuing operations before income taxes	8,352	28,414	(12,291)	2,220	26,695
Income tax expense	(2,790)	(711)	—	(804)	(4,305)

Income from continuing operations	5,562	27,703	(12,291)	1,416	22,390
Loss from discontinued operations, net of tax	(332)	—	—	—	(332)

Net income	5,230	27,703	(12,291)	1,416	22,058
Less: Net income attributable to noncontrolling interests	—	(4,502)	(10,910)	(300)	(15,712)

Net income attributable to USPI and ESP’s stockholders	$5,230	$23,201	$(23,201)	$1,116	$6,346

Condensed Combined Consolidating Statements of Comprehensive Income (Loss):

Three Months Ended March 31, 2015	Guarantors	Non-Participating Investees	Consolidation Adjustments	ESP	Combined Total
Net income (loss)	$8,523	$33,051	$(14,690)	$(3,168)	$23,716
Other comprehensive income:
Foreign currency translation adjustments	—	—	—	(5,287)	(5,287)
Unrealized gain on available for sale securities, net of tax	46	—	—	—	46

Total other comprehensive gain (loss)	46	—	—	(5,287)	(5,241)

Comprehensive income (loss)	8,569	33,051	(14,690)	(8,455)	18,475
Comprehensive income attributable to noncontrolling interests	—	(6,397)	(11,964)	(159)	(18,520)

Comprehensive income (loss) attributable to USPI and ESP	$8,569	$26,654	$(26,654)	$(8,614)	$(45)

Three Months Ended March 31, 2014	Guarantors	Non-Participating Investees	Consolidation Adjustments	ESP	Combined Total
Net income	$5,230	$27,703	$(12,291)	$1,416	$22,058
Other comprehensive income:
Foreign currency translation adjustments	—	—	—	683	683
Unrealized gain on available for sale securities, net of tax	3	—	—		3

Total other comprehensive income	3	—	—	683	686

Comprehensive income	5,233	27,703	(12,291)	2,099	22,744
Comprehensive income attributable to noncontrolling interests	—	(4,502)	(10,910)	(300)	(15,712)

Comprehensive income attributable to USPI and ESP	$5,233	$23,201	$(23,201)	$1,799	$7,032

Condensed Combined Statements of Cash Flows:

Three Months Ended March 31, 2015	Guarantor	Non-Participating Investees	Consolidation Adjustments	ESP	Combined Total
Cash flows from operating activities:
Net income (loss)	$8,523	$33,051	$(14,690)	$(3,168)	$23,716
Changes in operating and intercompany assets and liabilities and noncash items included in net income (loss)	10,354	1,522	1,355	(14,537)	(1,306)

Net cash provided by (used in) operating activities	18,877	34,573	(13,335)	(17,705)	22,410
Cash flows from investing activities:
Purchases of property and equipment, net	(689)	(1,097)	—	(252)	(2,038)
Purchases of new businesses and equity interests, net	(731)	(459)	—	(3,894)	(5,084)
Other items, net	(1,188)	1,958	214	1	985

Net cash (used in) provided by investing activities	(2,608)	402	214	(4,145)	(6,137)
Cash flows from financing activities:
Long-term borrowings, net	(17,457)	(2,184)	(413)	209,272	189,218
Purchases and sales of noncontrolling interests, net	(802)	—	—	—	(802)
Distributions to noncontrolling interests	—	(35,228)	13,334	(447)	(22,341)
Payments of dividend to ESP stockholders	—	—	—	(176,982)	(176,982)
Increase in cash held on behalf of noncontrolling interest holders and other	4,289	1,760	200	970	7,219

Net cash (used in) provided by financing activities	(13,970)	(35,652)	13,121	32,813	(3,688)
Effects of exchange rate on cash	—	—	—	(66)	(66)
Net increase (decrease) in cash	2,299	(677)	—	10,897	12,519
Cash at the beginning of the period	27,404	9,150	—	615	37,169

Cash at the end of the period	$29,703	$8,473	$—	$11,512	$49,688

Three Months Ended March 31, 2014	Guarantor	Non-Participating Investees	Consolidation Adjustments	ESP	Combined Total
Cash flows from operating activities:
Net income	$5,230	$27,703	$(12,291)	$1,416	$22,058
Loss from discontinued operations	332	—	—	—	332
Changes in operating and intercompany assets and liabilities and noncash items included in net income	33,795	8,349	(2,079)	2,217	42,282

Net cash provided by operating activities	39,357	36,052	(14,370)	3,633	64,672
Cash flows from investing activities:
Purchases of property and equipment, net	(596)	(1,085)	—	(3,935)	(5,616)
Purchases of new businesses and equity interests, net	(33,970)	(2,664)	—	—	(36,634)
Other items, net	21,051	4,938	(3,524)	—	22,465

Net cash (used in) provided by investing activities	(13,515)	1,189	(3,524)	(3,935)	(19,785)
Cash flows from financing activities:
Long-term borrowings, net	(2,457)	(2,605)	165	367	(4,530)
Purchases and sales of noncontrolling interests, net	(944)	—	—	—	(944)
Distributions to noncontrolling interests	—	(33,006)	14,370	(319)	(18,955)
(Decrease) increase in cash held on behalf of noncontrolling interest holders and other	(46,405)	1,580	3,359	256	(41,210)

Net cash (used in) provided by financing activities	(49,806)	(34,031)	17,894	304	(65,639)
Effects of exchange rates on cash	—	—	—	(2)	(2)
Net increase (decrease) in cash	(23,964)	3,210	—	—	(20,754)
Cash at the beginning of the period	73,765	4,976	—	—	78,741

Cash at the end of the period	$49,801	$8,186	$—	$—	$57,987

(12) New Accounting Pronouncements

On May 28, 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (ASU), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for the Company on January 1, 2017. Early application is not permitted. The ASU permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that the ASU will have on its combined financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

On February 18, 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (ASU), which is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships and limited liability companies among others. The ASU reduces the number of consolidation models from four to two and places more emphasis on the risk of loss when determining a controlling financial interest, reduces the frequency of the application of related-party guidance when determining a controlling financial interest in a variable interest entity and can change consolidation conclusions for companies that make use of limited partnerships or variable interest entities. The new standard is effective on January 1, 2016, however early adoption is permitted. The Company is evaluating the effect that the ASU may have on its combined financial statements and disclosures.

(13) Joint Venture Agreement

On March 23, 2015, Tenet Healthcare Corporation (Tenet) and Welsh Carson, USPI’s controlling shareholder, signed a definitive agreement under which Tenet and USPI will combine their U.S. short-stay surgery and imaging center assets into a new joint venture. Tenet will initially own 50.1% of the joint venture and will consolidate its financial results. Welsh Carson and the other existing shareholders in USPI will initially own the remaining 49.9%. Tenet will have a path to full ownership of USPI over the next five years through a put/call structure. Tenet also announced that it was acquiring 100% of ESP for approximately $215 million from Welsh Carson and other existing shareholders. Both transactions closed on June 16, 2015. All amounts owed by USPI and ESP to Welsh Carson were repaid at closing, as was USPI’s $1.5 billion of senior debt.

(14) Subsequent Events

The Company has entered into letters of intent with various entities regarding possible joint venture, development, or other transactions. These possible joint ventures, developments of new facilities, or other transactions are in various stages of negotiation.